UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 9, 2007

Date of Report (Date of earliest event reported)

LAWSON PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1666 East Touhy Avenue, Des Plaines, Illinois	60018
(Address of principal executive offices)	(Zip Code)

(847) 827-9666

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 9, 2007, Lawson Products, Inc. (the “Company”) entered into employment agreements with Scott Stephens, the Company’s Chief Financial Officer, and Neil E. Jenkins, the Company’s Executive Vice President, General Counsel and Secretary. On October 10, 2007, the Company entered into an employment agreement with Thomas Neri, the Company’s President and Chief Executive Officer. Messrs. Neri, Stephens are Jenkins are each referred to herein as an “Executive” and collectively as “Executives.” Messrs. Stephens and Jenkins' employment agreements are effective as of October 1, 2007, and Mr. Neri's employment agreement is effective as of April 16, 2007.

The following description of the employment agreements is a summary of the material terms of each agreement and does not purport to be complete, and is qualified in its entirety by reference to the agreements, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, and 10.3, each of which is incorporated herein by reference.

Mr. Neri’s employment agreement provides that he will receive an annual base salary of $450,000. Mr. Jenkins’ employment agreement provides that he will receive an annual base salary of $325,000. Mr. Stephens’ employment agreement provides that he will receive an annual base salary of $250,000. The Executives’ employment agreements all provide for a term of employment of three years that automatically renews from year to year, unless either the Company or the Executive provides six months’ written notice of non-renewal prior to the expiration of the initial or extended term. The annual base salaries may be increased or decreased by the Compensation Committee of the Board of Directors (the “Committee”) at any time, except that Mr. Neri’s salary may not be decreased to less than $450,000.

The employment agreements provide that the Executives will be eligible for discretionary annual incentive bonuses, as determined in the sole discretion of the Committee. The Executives are also eligible to continue their participation in the Company’s Long-Term Capital Accumulation Plan. In addition, the Executives are eligible for various equity-based compensation awards, including stock options, restricted stock and stock award grants, as determined in the sole discretion of the Committee, except that such grants and awards to Mr. Neri shall be on a basis no less favorable than the grants and awards made to other senior executives. The Executives shall also receive the Company’s standard benefit package, including coverage under the Company’s group health, long-term disability insurance, group term life insurance, accidental death insurance, 401(k), and Executive Deferral plans.

The Company may terminate each Executive’s employment with or without “cause.” If the Company terminates the Executive without “cause,” then the Company shall pay the Executive all accrued compensation; an amount equal to 100% of the Executive’s then current base salary for the period of two years (one year for Mr. Stephens) or the remainder of the initial or extended term of employment, whichever is greater; a pro rata bonus (equal to the Executive’s most recent annual bonus multiplied by the days from the beginning of the calendar year divided by 365 (the “pro rata bonus”)); and extended coverage for the Executive, his spouse and dependents under the Company’s health benefit plans for an additional two years (one year for Mr. Stephens) following termination. The term “cause” includes the following: (i) any violation by the Executive of any agreement between the Executive and the Company or any law relating to non-competition, trade secrets, inventions, non-solicitation or confidentiality; (ii) any material breach or default of any of the Executive’s duties or other obligations or covenants under his employment agreement; (iii) gross negligence, dishonesty or willful misconduct; (iv) any act or omission which has a material adverse effect on the Company’s business, reputation, goodwill or customer relations; (v) any conviction of or pleading nolo contendre to a crime; (vi) any act or omission which, at the time it occurs, is in material violation of any Company policy, such as they now exist or hereafter are supplemented, amended, modified or restated; or (vii) an act of fraud, embezzlement or misappropriation of property. If the Company terminates the Executive or the Executive terminates his employment voluntarily, the Company has no obligations, except that it shall pay any accrued base salary and unused vacation and any additional payments due under the terms of the Company’s benefit plans.

Under certain circumstances after a “change in control” of the Company, the Executive shall be entitled to all accrued compensation and to a lump sum payment equal to two times the Executive’s then current annual base salary and two times the most recent annual bonus; in addition, all previously unvested options and rights granted to the Executive shall immediately vest and become fully exercisable as of the date of termination for a period of ninety days, and the Executive, his spouse and dependents shall be covered under the Company’s health benefit plans for two years following termination. A “change in control” is deemed to have occurred if (i) any person or group, other than Ronald B. Port and Roberta Washlow or their spouses, children, heirs, assigns or affiliates, become the beneficial owner of the voting power of the outstanding voting securities of the Company; (ii) there is a merger, consolidation or reorganization (subject to exception as defined in the agreement); (iii) there is a sale or other disposition of substantially all of the assets of the Company (subject to exception as defined in the agreement); and (iv) current Board members cease, for any reason, to constitute at least a majority of the Board (subject to exception as defined in the agreement).

Each Executive’s employment agreement shall terminate upon the death of the Executive and in such event, the Executive shall receive any accrued compensation; an amount equal to two times (one time for Mr. Stephens) the Executive’s then current annual base salary (and for Mr. Neri, an additional pro rata bonus payment); and the Executive, his spouse and dependents shall be entitled to coverage under the Company’s health benefit plans for an additional two years (one year for Mr. Stephens) following termination.

Each Executive’s employment agreement shall terminate upon the “disability” of the Executive (as the term “disability” is defined under the Company’s long term disability insurance policy). Upon the termination due to a “disability,” the Company shall pay the Executive for six months at the rate of his current base salary (twelve months for Mr. Neri) and for 30 months thereafter (twenty-four months for Mr. Neri) at the rate of 60% of his then current base salary, with the Company entitled to take a credit against the payments equal to the long-term disability insurance benefits during the same 36-month period. The Executive, his spouse and dependents shall also be covered under the Company’s health benefit plan at active employee rates for five and one-half years following termination.

If the Company terminates an Executive’s employment by providing notice that it will not renew the employment agreement on or after the second anniversary of the effective date of the agreement (or on or after April 17, 2009 in Mr. Neri’s case), then the Company shall pay the Executive his base salary for one year after termination and the Executive, his spouse and dependents shall be entitled to coverage under the Company’s health benefit plans for an additional year following termination.

Each Executive may terminate his employment with the Company upon sixty days’ prior written notice. Pursuant to the terms of the employment agreements, each Executive has agreed not to compete with the Company during the term of the employment agreement, while receiving salary continuation payments, if any, and for a period of two years thereafter. The employment agreements also contain provisions related to indemnification, return of Company property, non-disclosure of Company confidential information and other restrictive covenants related to non-solicitation of Company employees, agents and customers.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, dated as of October 1, 2007, between the Company and Mr. Neri.
10.2	Employment Agreement, dated as of October 1, 2007, between the Company and Mr. Stephens.
10.3	Employment Agreement, dated as of October 1, 2007, between the Company and Mr. Jenkins.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.
(Registrant)

Dated: October 15, 2007	By:	/s/ Neil E. Jenkins
Name: Neil E. Jenkins
Title: Executive Vice President, General Counsel and Secretary